                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY


                              MANAGEMENT AGREEMENT

                                     BETWEEN

                          DOBSON CELLULAR SYSTEMS, INC.

                                       AND

                          AMERICAN CELLULAR CORPORATION


                         EFFECTIVE AS OF AUGUST 19, 2003

                                TABLE OF CONTENTS


Section 1.        Engagement                                           1
Section 2.        Management Standards                                 1
Section 3.        Services to be Provided                              2
Section 4.        Compensation                                         6
Section 5.        Term and Termination                                 7
Section 6.        Noncompetition and Confidentiality                   8
Section 7.        Force Majeure                                        9
Section 8.        Books and Records                                    9
Section 9.        Regulatory Compliance                               10
Section 10.       Dispute Resolution                                  10
Section 11.       Inspection Rights; Delivery Information             11
Section 12.       Miscellaneous                                       12

                              MANAGEMENT AGREEMENT


         This Management Agreement (the "Agreement"), is entered into as of August 19, 2003 by and between Dobson Cellular Systems, Inc., an Oklahoma corporation ("Manager"), and American Cellular Corporation, a Delaware limited liability company (the "Company"). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 25, 2000 (the "LLC Agreement").

         WHEREAS, the operation of the Business, including, without limitation, the determination of policy, the preparation and filing of any and all applications and other filings with the FCC, the hiring, supervision and dismissal of personnel, day-to-day system operations, and the payment of financial obligations and operating expenses, shall be controlled by the Company, and Manager shall assist the Company in connection therewith and any action undertaken by Manager shall be under the Company's continuing oversight, review, control and approval, and the Company shall retain unfettered control of, access to, and use of the Business, including its facilities and equipment and shall be entitled to receive all profits from the operation of the Business;

         WHEREAS, the Company owns all of the equity interests in American Cellular Corporation, which through its subsidiaries owns certain Cellular Systems and PCS Systems;

         WHEREAS, Manager is willing to provide management services for the Company and its Subsidiaries on the terms and subject to the conditions contained in this Agreement; and

         NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree, and the Original Agreement is hereby amended and restated in its entirety, as follows:

         Section 1. Engagement. The Company hereby engages Manager to oversee, manage and supervise the development and operation of the Business, and Manager hereby accepts such engagement, subject to and upon the terms and conditions hereof.

         Section 2. Management Standards.

                  (a) In performing its obligations hereunder, Manager shall act in a manner that it reasonably believes to be in the best interests of the Company consistent with the standards set forth herein.

                  (b) Manager shall devote comparable attention and services to the Company as those devoted by Manager in its management of other wireless communications systems or markets directly or indirectly owned or managed by Manager, and will otherwise deal with the Company subject to the terms of this Agreement in a manner that is substantially consistent with the manner in which the Manager has operated the Company's markets prior to the date of this

Agreement and in a manner that does not unreasonably discriminate against the Company in favor of such other markets.

                  (c) Manager shall use reasonable best efforts to cause the Company's Cellular Systems to be maintained and operated in the same manner and with quality standards consistent with the manner and standard of Manager's owned cellular systems.

         Section 3. Services to be Provided.

                  (a) Scope of Services. Subject to the Company's oversight, review and ultimate control and approval and the limitations of Section 3(c) below, Manager shall be responsible for the supervision, design, construction and operation of the Company and the Business in accordance with the Operating Agreements. Among other things, Manager shall have the right to select the persons who shall perform all design, construction, management or operational services and may elect to use its own employees or engage independent contractors. To this end Manager shall provide generally, on the terms and subject to the conditions set forth herein and in a manner consistent with the standards set forth herein, supervisory services with respect to (x) all administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the Business, (y) operational, engineering, maintenance, construction, repair and such other technical services as may be necessary to the construction and operation of the Business, and (z) marketing, sales, advertising and such other promotional services as may be necessary to the marketing of the Business. The services for which Manager shall be responsible, the Company's oversight, review and ultimate control and approval and to the limitations of Section 3(c) below, shall include but shall not be limited to the following:

                           (i) the marketing of Mobile Wireless Services, other
                  Company Communications Services to be offered and provided by the Company;

                           (ii) the management, tax compliance, accounting and
                  financial reporting for the Company including, but not limited to, the preparation and presentation of reports and reviews of the business, financial results and condition, regulatory status, competitive position and strategic prospects of the Company as reasonably requested by the Company;

                           (iii) the regulatory processing for the Company,
                  including without limitation the preparation and filing of all appropriate regulatory filings, certificates, tariffs and reports that are required by, and participation in any hearings or other proceedings before, local, state and federal governmental regulatory bodies;

                           (iv) the engineering, design, planning, construction
                  and installation, maintenance and repair (both emergency and routine) and operation of, and equipment purchases for, the Company;

                           (v) assisting the Company in the development and
                  preparation of budgets, including, without limitation, preparing and presenting an annual operating budget for the Company's review, evaluation and approval setting forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of constructing and operating the Business during the period covered by the budget, as well as projected revenues for that period, a business plan and personnel requirements, and key performance standards, goals and indicators for the Company, for the period covered by the budget, in each case presented on a month-by-month basis to the extent practicable, and generally describing all contracts and commitments which Manager expects to enter into on behalf of the Company during the period covered thereby;

                           (vi) services relating to sales of the products and
                  services offered by the Company, including without limitation processing orders for service, customer support, billing for services provided by the Company and collection of receivables for the Company;

                           (vii) management information services for the
                  Company;

                           (viii) monitoring and controlling the Business and
                  its Cellular Systems;

                           (ix) negotiating contracts, issuing purchase orders
                  and otherwise entering into agreements on behalf of the Company for the purchase, lease, license or use of such properties, services and rights as may be necessary or desirable in the judgment of Manager for the operation of the Company;

                           (x) supervising, recruiting and training all
                  necessary personnel to be employed by the Company, and determining salaries, wages and benefits for the Company's employees;

                           (xi) administering the Company's employee benefit
                  programs and the Company's programs for compliance with applicable laws governing the administration and operation of such plans and programs;

                           (xii) administering the Company's risk management
                  programs, including negotiating the terms of property and casualty insurance and preparing a comprehensive disaster recovery program; and

                           (xiii) in furtherance of the foregoing, making or
                  committing to make permitted expenditures (including permitted capital expenditures) on behalf of the Company.

                  (b) Accounts. Subject to the foregoing, the Company shall be responsible for payment of all costs and expenses necessary to fund the ongoing business and operations of the Business and for the provision of all services of Manager hereunder, which shall include, but not be limited to, payments under
Section 4, payments to independent contractors, payments to vendors and suppliers of the Business, and interest payments to creditors who have financed the construction or operation of the Business. To the extent provided herein, Manager shall make such payments on the Company's behalf from one or more accounts maintained in the name of the Company at one or more banks into which all Company revenues shall be deposited (the "Accounts"). All funds of the Company shall be promptly deposited in such bank accounts. All disbursements made by the Company as permitted under this Agreement shall be made by checks drawn on the Accounts, and all funds on deposit in the Accounts shall at all times be the property of the Company. Manager will have the right and authority to make deposits to and disbursements and withdrawals from the Accounts as required in connection with the performance of its services hereunder.

                  (c) Restrictions on Manager's Authority. Anything to the contrary in this Agreement notwithstanding, Manager shall not take, or cause or permit to be taken, any action that requires the approval of, or do, or cause or permit to be done, any of the following for or on behalf of the Company without the consent of the Company (unless included with reasonable specificity in a budget duly adopted by the Company):

                           (i) settle any claim or litigation by or against the
                  Company if the settlement involves a payment of $500,000 or more, or any non-ministerial regulatory proceedings involving the Company;

                           (ii) (A) lend money or guarantee debts of others
                  (other than wholly-owned Subsidiaries of the Company) on behalf of the Company, or assign, transfer, or pledge any debts due the Company, or (B) release or discharge any debt due or compromise any claim of the Company, other than trade credit and advances to employees in the ordinary course of business;

                           (iii) invest in or otherwise acquire any debt or
                  equity securities of any other Person, enter into any binding agreement for the acquisition of any interest in any business entity or other Person (whether by purchase of assets, purchase of stock or other securities, merger, loan or otherwise), or enter into any joint venture or partnership with any other Person;

                           (iv) take any tax reporting position or make any
                  related election on behalf of the Company which is inconsistent with the directions given by the Company;

                           (v) assert on behalf of the Company a position with
                  respect to any material matter, or disagree on behalf of the Company with a position taken with respect to any material matter by a Member or any other Person, before the Federal Communications Commission or any other Governmental Authority, a self-regulatory body, any industry organization or in any other public forum;

                           (vi) knowingly take or fail to take any action that
                  violates (A) any law, rule or regulation relating to the Business, (B) any material agreement, arrangement or understanding to which the Company is a party, including an

                  Operating Agreement, (C) any License or other governmental authorization granted to the Company in connection with its ownership and operation of the Business, or (D) any judicial or administrative order or decree to which the Company is subject;

                           (vii) sell, assign, transfer, or otherwise dispose
                  of, or hypothecate or grant a Lien on any License or other material assets belonging to the Company (other than the disposal of assets or equipment in the ordinary course of business);

                           (viii) take any action amending or agreeing to amend
                  any License granted to the Company in. connection with its ownership and operation of the Business (it being understood that License renewals in the ordinary course of business shall not require the Company's approval);

                           (ix) borrow money on behalf of the Company or enter
                  into other forms of financing for the Business, other than any capital lease;

                           (x) commingle any funds of the Company with funds of
                  any other entity or Person;

                           (xi) hire or fire the independent certified public
                  accountants of the Company;

                           (xii) pay to any employee or consultant or advisor
                  to, the Company, cash compensation in excess of $150,000 in any fiscal year;

                           (xiii) establish any reserves that are not set forth
                  on the budget approved by the Company;

                           (xiv) make any material changes or modifications to
                  any significant components of the Company Cellular Systems as they exist on the Effective Date;

                           (xv) enter into any contract, agreement (including
                  any capital lease) or other commitment or issue any purchase order, which contract or other agreement or purchase order (A) is not in the ordinary course of business, (B) obligates the Company to make payments of $500,000 or more within any 12-month period or (C) could reasonably be expected to create a material variance relative to (x) in the case of a capital expenditure, the total budget for capital expenditures contained in any budget approved by the Company and (y) in the case of an operating expense, the total operating expense budget contained in any budget approved by the Company, in each case for the year-to-date period in which the expenditure is made or incurred and taking into account all previous expenditures and commitments in such year-to-date period; or terminate or amend in any material respect any contract, agreement or other commitment or purchase order, in each case if the execution and delivery or issuance thereof requires approval pursuant to this Section 3(c); or

                           (xvi) enter into, or commit to enter into, any
                  agreement, arrangement or understanding that could reasonably be expected to have an adverse effect on the Company's ability to comply in any material provisions of this Agreement.

                  (d) Budgets. Manager shall prepare or cause to be prepared and present in a timely manner an annual operating budget (with quarterly forecasts) for the Company's review, evaluation and approval (each, as duly approved by the Company, an "Operating Budget"). Each Operating Budget shall set forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of operating the Company's Cellular Systems during the period covered by the budget, as well as projected revenues for that period and the projected reportable income for such quarter and Manager shall endeavor to assure the accuracy of its estimates.

                  (e) Transactions with Affiliates. Notwithstanding anything in this Agreement to the contrary, without the prior approval of the Company, Manager shall not (and shall cause the Company and its Subsidiaries not to) enter into any agreement, arrangement or understanding with Manager or any of its Affiliates except in the ordinary course of the Business of the Company and on commercially reasonable terms that are no less favorable to the Company or its Subsidiaries than the Company or its Subsidiaries would obtain in a comparable arm's-length transaction with an unaffiliated Person. In its request for approval of the Company, Manager shall specify that the applicable transaction is subject to this Section 3(e).

         Section 4. Compensation.

                  (a) Reimbursement. The Company shall reimburse Manager for all out-of-pocket expenses ("Out-of-Pocket Expenses") reasonably incurred by Manager for goods and services provided by third parties to, for or on behalf of the Company or incurred by Manager in the performance of its duties and responsibilities hereunder. Manager shall provide the Company with an accounting setting forth in reasonable detail (and, if requested by Company, with supporting documentation) the Out-of-Pocket Expenses claimed within thirty (30) days after they are incurred. The Company shall pay to Manager each such amount within thirty (30) days of receipt of such statement and invoices or other supporting documentation (it being understood that estimated Out-of-Pocket Expenses will not be reimbursed until Manager provides the Company with the invoices or other supporting documentation therefore).

                  (b) Cost Allocations. To the maximum extent practicable, Manager and its Affiliates will specifically identify costs associated directly or solely with the Business, which shall be reimbursed by the Company as Out-of-Pocket Expenses in accordance with Section 4(a). To the extent that such specific identification is impracticable, Manager shall charge the Company "Cost Allocations" for those common costs, which benefit the Company (including an appropriate portion of Manager's general overhead costs). Cost Allocations (including without limitation the cost of services directly allocable to the Company that are performed by employees of Manager or its Affiliates) shall be calculated and charged to the Company, except for common costs associated with call center activities or operation, on the basis of licensed POPs for the market(s) sharing in or benefiting from such common costs (other than those associated with the call centers). For purposes of this Agreement, POPs shall mean the number of residents of a licensed area based upon the most current determination of such by the Company and Manager. Common costs associated with call center activities or operation shall be allocated on the basis of subscribers in the market(s) sharing in or benefiting from such costs. With regard to those common costs, which are subject to any specific lease or shared equipment agreements, the cost allocations therein shall control in the event of a difference between those agreements and this Agreement. Manager shall cause to be furnished to the Company, at Company's expense, an accounting of any such Cost Allocations, and the Company shall pay to Manager such amount within thirty (30) days of receipt of such accounting.

                  (c) Disputes, etc. If the Company disputes the amount of Out-of-Pocket Expenses or Cost Allocations claimed by Manager, the Company shall notify \ Manager in writing before payment is due, and if the matter cannot be resolved informally between the parties, either the Company or Manager may request resolution of the dispute pursuant to Section 10.

         Section 5. Term and Termination.

                  (a) This Agreement shall commence on August 19, 2003 (the "Effective Date") and shall terminate as provided herein.

                  (b) Termination.

                           (i) By Either Party. Either party may terminate this Agreement in the event that a Governmental Authority shall enter an order appointing a custodian, receiver, trustee, intervenor or other officer with similar powers with respect to the other party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of such party; or if a party files a petition seeking any such order; or if any such petition shall be filed against such party and shall not be dismissed within one hundred and twenty (120) days thereafter; or an order shall have been issued granting such party a suspension of payments under applicable law and any such 1 order is not dismissed within one hundred and twenty (120) days thereafter.

                           (ii) By Company. The Company may terminate this
         Agreement:

                                    (A) on ten (10) days' notice in the event of
                  a material breach of this Agreement by Manager, which has not been cured within sixty (60) days following notice thereof from the Company;

                                    (B) on ten (10) days' notice if a Change of
                  Control of either the Company, the Manager or DCC occurs For the purpose of this Agreement, a Change of Control shall mean:
                  (1) any "person" or "group," within the meaning of Section 13(d) of 14(d)(2) of the Exchange Act, becomes the ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of the Company, the

                  Manager or DCC (as the case may be), on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, the Manager or DCC (as the case may be), other than is held by the controlling stockholder and its Affiliates of the Company Manager or ACC (as the case may be), on the Effective Date;
                  (2) Individuals who on the Effective Date constitute the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company Manager or ACC (as the case may be), was approved by a vote of at least a majority of the members of the Board of Directors on the Effective Date or whose election or nomination for election was previously so approved, case for any reason to constitute a majority of the members of the Board of Directors then in office; (3) the sale, lease, transfer, conveyance or other disposition (other than by away of merger or consolidation), in one or a series of related transactions, of all or substantially all the combined assets of the Company, taken as a whole, to any Person other than the Company Manager or ACC (as the case may be), or any Affiliate thereof; or (4) the adoption of a plan of liquidation or dissolution of the Company, the Manager or DCC (as the case may be); and

                                    (C) on ten (10) days' notice if the Company
                  fails to comply with the financial performance standards set forth on Exhibit 3(c).

                           (iii) By Manager. Manager may terminate this
                  Agreement on ten (10) days' notice in the event of a material breach of this Agreement by the Company (other than a payment default) which has not been cured within sixty (60) days following notice thereof from Manager.

                  (c) Remedies. The remedies set forth herein are not intended to be exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to Manager or the Company at law or in equity. (i)

         Section 6. Confidentiality.

                  (a) Confidentiality. Manager shall, and shall cause each of its Affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, "Agents") to keep secret and retain in strictest confidence and not use for any purpose any and all Confidential Information relating to the Company or any member of the Company and shall not disclose such information, and shall cause its Agents not to disclose such information, to the same extent such information of the Manager is protected by Manager.

                  (b) Company Property. Promptly following the termination of this Agreement, Manager shall return to the Company all property of the Company, and all copies thereof in its possession or under its control, and all tangible embodiments of Confidential Information in its possession in whatever media such Confidential Information is maintained.

                  (c) Injunctive Relief with Respect to Covenants. Manager acknowledges and agrees that the covenants and obligations contained in this
Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Manager agrees that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Manager and its Affiliates from committing any violation of the covenants and obligations contained in this Section 6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

         Section 7. Force Majeure. Neither of the parties will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes.

         Section 8. Books and Records. Manager shall maintain and oversee the maintenance and preparation of proper and complete records and books of account for tax and financial purposes with respect to its management of the operation of the Business, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in business of like character or as required by law. Manager shall maintain and oversee the maintenance and preparation of complete records and books of the Company for tax purposes. Books and records maintained for financial purposes shall be maintained in accordance with GAAP, and books and records maintained for tax purposes shall be maintained in accordance with the Code and applicable Treasury Regulations. Manager shall also provide at the Company's request and expense any and all such additional statements or reports as may be reasonably necessary to the Company's oversight and control of the Business. The Company shall have control over and access, at all reasonable times during normal business hours, to the books and records of the Company maintained by Manager pursuant to this Section 8.

         Section 9. Regulatory Compliance. Subject to the other provisions of this Agreement, Manager shall cause the Company and its Subsidiaries, and their respective Cellular Systems, to remain in compliance in all material respects with applicable laws, rules and regulations, including rules and regulations promulgated by the FAA and the FCC. Without limiting the generality of the foregoing, the parties agree to comply with all applicable FCC rules and regulations governing the Cellular Systems and the Licenses, and specifically agree as follows:

                  (a) The Company (or its Subsidiaries which are the holders of the Licenses) shall at all times maintain absolute control over, and retain the ability to exercise the unfettered use of, the Licenses and the licensed facilities provided thereunder, including the products and services to be offered and the rates to be charged and the further right to terminate service should public interest obligations under the applicable Licenses so require.

                  (b) Manager shall not represent itself as the holder of a License to provide the Company Communications Services on any of the Cellular Systems of the Company.

                  (c) Each customer (if any) billed by Manager shall be clearly advised that service is provided over facilities licensed to the Company (or the Subsidiary which is the holder of a License).

                  (d) Neither Manager nor the Company (or a Subsidiary which is a holder of a License) shall represent itself as the legal representative of the other before the FCC. Manager and the Company (and each Subsidiary which is the holder of a License) will cooperate with the other with respect to FCC matters concerning the Cellular Systems.

                  (e) The Company (and each Subsidiary which is the holder of a License) shall (i) in cooperation with Manager, take all actions necessary to keep its Licenses in force and shall prepare and submit to the FCC, or any other relevant authority, all reports, applications, renewals, filings or other documents necessary to keep its Licenses in force and in good standing; (ii) with all due assistance which may be necessary from Manager, respond promptly to all FCC correspondence or inquiries and will immediately notify Manager of the receipt thereof; and (iii) promptly report any changes of its address to the FCC and to Manager.

                  (f) The Company (and each Subsidiary which is the holder of a License) and Manager are familiar with the rules of the FCC regarding the responsibility of the holder of a License under the Communications Act and applicable FCC rules, regulations and policies. Nothing in this Agreement is intended to diminish or restrict the obligations of the Company (or a Subsidiary which is the holder of a License) as an FCC license and both parties desire that this Agreement be in compliance with the rules and regulations of the FCC. If the FCC determines that any provision of this Agreement violates any FCC rule, policy or regulation, all parties will make good faith efforts to immediately correct the problem and bring this Agreement into compliance, consistent with the intent of this Agreement.

         Section 10. Dispute Resolution. If a dispute arises out of or relating to this Agreement or the transactions contemplated hereby, or the construction, interpretation, performance, breach, termination, enforceability or validity hereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, ("Dispute") and whether such Dispute existed prior to or arises on or after the Effective Date, the dispute resolution processes set forth herein shall apply.

                  (a) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

                  (b) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the Owner Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma. All matters so submitted to arbitration shall be settled by three arbitrators. Owner and User shall each designate one arbitrator within 20 days of the delivery of the Arbitration Notice. If either Owner or User fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. If two Arbitrators are selected, Owner and User shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, provided, however, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. Owner and User shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. Owner and User shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last appointed arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to Owner and User in writing and shall constitute a conclusive determination of the matter in question, binding upon Owner and User and shall not be contested by either of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

                  (c) Pending the resolution of any Dispute not involving the entire Agreement, the parties agree to continue the operation of the provisions of the Agreement to the extent reasonably possible.

         Section 11. Inspection Rights; Delivery of Information.

                  (a) Company's Right to Inspect. Manager will permit representatives of the Company, at the Company's cost, during normal business hours and upon not less than five business days' advanced written request, to
(i) visit and inspect during normal business hours Manager's properties and facilities which are utilized in connection with Manager's provision of services to the Company pursuant to this Agreement, including without limitation access to, and the right to make copies of, books and records of the Company located at such properties and facilities, and (ii) discuss with Manager's officers and employees such properties and facilities and Manager's provision of services to the Company pursuant to this Agreement. All such information shall be held in confidence by the Company, except for disclosures made to the

Company's advisors, lenders and investors, or as required to be disclosed by process of law or other applicable law.

                  (b) Notice of Certain Events. Promptly, and in any event within five (5) business days after Manager has received notice or has otherwise become aware thereof, Manager shall give the Company notice of (i) the commencement of any material proceeding or investigation against the Company or Manager by or before any governmental body or in any court or before any arbitrator which would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, and (ii) the occurrence or non-occurrence of any event (x) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Company or Manager under this Agreement or under any other material agreement to which the Company or Manager is a party or by which its properties may be bound, and (y) would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, giving in each case the details thereof and specifying the action being taken or proposed to be taken with respect thereto. Promptly upon receipt thereof, Manager shall deliver to the Company copies of any material notice or report regarding any License from the grantor of such license or from any Governmental Authority regarding the Business or the Company.

                  (c) Other Information. From time to time and promptly upon each request, Manager shall provide the Company with such data, certificates, reports, statements, financial projections, documents or further information regarding the business, equity owners, assets, liabilities, financial position or results of operations of Manager, as may be reasonably requested by the Company.

         Section 12. Miscellaneous.

                  (a) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  (b) Construction. Each of the parties hereto acknowledge that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, plural as the context may require. Unless otherwise specified, (i) the terms "hereof," "herein," and similar terms refer to this Agreement as a whole,
(ii) references herein to Articles or Sections refer to articles or sections of this Agreement and (iii) the word "including" connotes the words "including without limitation unless the context requires otherwise.

                  (c) Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their respective successors and permitted assigns; provided, however, that Manager shall not assign or otherwise transfer its rights and obligations under this

Agreement (other than to another wholly owned subsidiary of Dobson Communications Corporation that has substantially the same ability to perform its obligations hereunder as the original Manager) without the prior written consent of the Company. The parties agree that, upon any termination of this Agreement by the Company pursuant to Section 5(b)(i) or Section 5(b)(ii), the rights and (to the extent provided herein) obligations of Manager shall be deemed to have been assigned to the New Provider; provided, that no such termination shall relieve Manager of any liability which at the time of termination had already accrued to-Manager or which thereafter may accrue in respect of any act or omission of Manager or its Affiliates prior to such termination.

                  (d) Amendment. This Agreement may not be amended except by a writing signed by each of the parties.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflict, of the State of Oklahoma.

                  (f) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent permitted by law, so long as the economic and legal substance of this Agreement and the actions contemplated hereby is not affected in any manner adverse to either party.

                  (g) Further Assurances. The parties agree that they will take all such further actions and execute and deliver all such further instruments and documents as may be required in order to effectuate the agreements set forth in this Agreement.

                  (h) Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing among the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies, which the parties or any of them would otherwise have.

                  (i) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):

                  If to Manager:

                  Dobson Cellular Systems, Inc.
                  c/o Dobson Communications Corporation
                  14201 Wireless Way
                  Oklahoma City, OK 73134
                  Attention:  Sr. Corporate Counsel
                  Fax: (405) 529-8765

                  If to the Company:

                  American Cellular Corporation
                  14201 Wireless Way
                  Oklahoma City, OK 73134
                  Attention:  Everett R. Dobson
                  Fax: (405) 529-8515



                                      * * *



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.

                                       COMPANY:

                                       AMERICAN CELLULAR CORPORATION


                                       By: /s/ BRUCE R. KNOOIHUIZEN
                                           -------------------------------------
                                           Name: Bruce R. Knooihuizen
                                           Title: Vice President



                                       MANAGER:

                                       DOBSON CELLULAR SYSTEMS, INC.


                                       By: /s/ RONALD L. RIPLEY
                                           -------------------------------------
                                           Name: Ronald L. Ripley
                                           Title: Vice President